                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         STRATTEC SECURITY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 STRATTEC LOGO

                         STRATTEC SECURITY CORPORATION
                            3333 WEST GOOD HOPE ROAD
                           MILWAUKEE, WISCONSIN 53209

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the "Corporation"), will be held at the Manchester East Hotel, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217, on Tuesday, October 26, 1999, at 2 p.m. local time, for the following purposes:

     1. To elect two Directors, each to serve for a three-year term.

     2. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the shareholders of a Wisconsin corporation at their annual meeting.

By order of the Board of Directors

Milwaukee, Wisconsin
September 21, 1999
                                          PATRICK J. HANSEN,
                                          Secretary

     SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 9, 1999 ARE ENTITLED TO VOTE AT THE MEETING. YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                                 STRATTEC LOGO

                         STRATTEC SECURITY CORPORATION
                            3333 WEST GOOD HOPE ROAD
                           MILWAUKEE, WISCONSIN 53209

          PROXY STATEMENT FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 26, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of STRATTEC SECURITY CORPORATION of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of the Corporation to be held on October 26, 1999 and any adjournments thereof. Only shareholders of record at the close of business on September 9, 1999 will be entitled to notice of and to vote at the meeting. The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted in FAVOR of the election of the Directors listed in the enclosed proxy. Shareholders may revoke proxies at any time to the extent they have not been exercised. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitation may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person. On the record date, the Corporation had outstanding 5,456,057 shares of $.01 par value common stock ("Common Stock") entitled to one vote per share.

     A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter. The election of directors requires the affirmative vote of a plurality of the shares represented at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether such directors are elected. The Inspector of Election appointed by the Board of Directors will count the votes and ballots.

     The Corporation's principal executive offices are located at 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. It is expected that this Proxy Statement and the form of Proxy will be mailed to shareholders on or about September 21, 1999.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation is divided into three classes, with the term of office of each class ending in successive years. Two directors are to be elected at the Annual Meeting, each to serve for a term of three years expiring in 2002, and three directors will continue to serve for the terms designated in the following schedule. As indicated below, the individuals nominated by the Board of Directors are both incumbent directors. The Corporation anticipates that both nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason either nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Corporation (except where a proxy withholds authority with respect to the election of directors).

                                                                        DIRECTOR
NAME, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS  AGE    SINCE
----------------------------------------------------------------  ---   --------
NOMINEES FOR ELECTION AT THE ANNUAL MEETING (CLASS OF 2002):
MICHAEL J. KOSS...............................................    45      1995
President and Chief Executive Officer of Koss Corporation
(manufacturer and marketer of high fidelity stereophones for the international consumer electronics market) since 1989. Director of Koss Corporation.
JOHN G. CAHILL................................................    42      1995
President and Chief Operating Officer of the Corporation since
February 1999. Executive Vice President, Chief Financial
Officer, Treasurer and Secretary of the Corporation from 1994 to
February 1999. Vice President, Chief Financial Officer,
Secretary and Treasurer, Johnson Worldwide Associates, Inc.
(manufacturer and marketer of recreational and marking systems products) from 1992 to 1994.
INCUMBENT DIRECTORS (CLASS OF 2000):
HAROLD M. STRATTON II.........................................    51      1994
Chairman of the Board and Chief Executive Officer of the
Corporation since February 1999. President and Chief Executive
Officer of the Corporation from 1994 to February 1999. Vice
President of Briggs & Stratton Corporation and General Manager
of the Technologies Division of Briggs & Stratton Corporation
from 1989 to February 1995. Director of Smith Investment
Company.
ROBERT FEITLER................................................    68      1995
Chairman of the Executive Committee of the Board of Directors of
Weyco Group, Inc. (manufacturer, purchaser and distributor of men's footwear) since April 1996. President and Chief Operating
Officer of Weyco Group, Inc. from June 1968 to April 1996.
Director of Weyco Group, Inc. and Trustee of ABN AMRO Funds.
INCUMBENT DIRECTOR (CLASS OF 2001):
FRANK J. KREJCI...............................................    49      1995
President of Wisconsin Furniture LLC (a manufacturer of custom furniture) since June 1996. Vice President of WITECH Corp.
(venture capital subsidiary of Wisconsin Energy Corp., a public utility) from May 1988 to June 1996.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board's Audit Committee is comprised of Messrs. Krejci, Koss and Feitler (Chairman). The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants to audit the books and accounts of the Corporation and reviews with such accountants the audited financial statements and their reports thereon. The Audit Committee also consults with the independent public accountants with respect to the annual audit scope and plan of audit and with respect to the adequacy of the Corporation's internal controls and accounting procedures. The Audit Committee met two times during fiscal 1999.

     The Board's Compensation Committee is comprised of Messrs. Krejci (Chairman), Koss and Feitler. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of senior managers and makes appropriate recommendations to the Board of Directors, administers the Corporation's Economic Value Added Plan for Executive Officers and Senior Managers, administers the STRATTEC SECURITY CORPORATION Stock Incentive Plan and prepares on an annual basis a report on executive compensation. The Compensation Committee met three times during fiscal 1999.

     The Board of Directors held five meetings in fiscal 1999, and all of the directors attended at least 75% of the total meetings of the Board of Directors and the committees thereof on which they served.

COMPENSATION OF DIRECTORS

     Each nonemployee director of the Corporation receives an annual retainer fee of $8,000, a fee of $750 for each Board meeting attended and a fee of $500 for each committee meeting attended. Effective June 30, 1997, the Corporation implemented an Economic Value Added Plan for Non-Employee Members of the Board of Directors (the "Director EVA* Plan"). The purpose of the Director EVA Plan is to maximize long-term shareholder value by providing incentive compensation to nonemployee directors in a form which relates the financial reward to an increase in the value of the Corporation to its shareholders and to enhance the Corporation's ability to attract and retain outstanding individuals to serve as nonemployee directors of the Corporation. The Director EVA Plan provides for the payment of an annual cash bonus to each nonemployee director equal to the product of (a) 40% of the director's retainer and meeting fees for the fiscal year, multiplied by (b) a Company Performance Factor. In general, the Company Performance Factor is determined by reference to the financial performance of the Corporation relative to a targeted cash-based return on capital, which is intended to approximate the Corporation's weighted cost of capital (which was 12% for fiscal 1999). For fiscal 1999, Messrs. Krejci, Koss and Feitler received cash bonuses of $13,452, $13,452 and $12,272, respectively, pursuant to the Director EVA Plan.

---------------

*EVA is a registered trademark of Stern, Stewart & Co.

                               SECURITY OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of August 27, 1999 by (i) each director and named executive officer (as defined below), (ii) all directors and executive officers as a group, and (iii) each person or other entity known by the Corporation to beneficially own more than 5% of the outstanding Common Stock.

                                                                            NATURE OF BENEFICIAL
                                                                                 OWNERSHIP
                                                                          ------------------------
                                                TOTAL NUMBER              SOLE VOTING      SOLE        SOLE
                                                 OF SHARES                    AND       VOTING OR     VOTING
                                                BENEFICIALLY   PERCENT    INVESTMENT    INVESTMENT     POWER
           NAME OF BENEFICIAL OWNER               OWNED(1)     OF CLASS      POWER        POWER       ONLY(2)
           ------------------------             ------------   --------   -----------   ----------    -------
The State of Wisconsin Investment Board(3)....    440,600         8.0       440,600           --         --
First Union Corporation(4)....................    340,222         6.2       322,000           --         --
Heartland Advisors, Inc.(5)...................    636,500        11.6            --      636,500         --
FMR Corp.(6)..................................    442,600         8.1            --      442,600         --
The Prudential Insurance Company of
  America(7)..................................    500,000         9.1       136,600           --         --
Investment Counselors of Maryland, Inc.(8)....    295,000         5.4       295,000           --         --
PRIMECAP Management Company(9)................    348,600         6.4       188,600           --         --
John G. Cahill................................    101,786         1.8         5,475           --         11
Robert Feitler................................     15,000           *        15,000           --         --
Michael J. Koss...............................      1,000           *         1,000           --         --
Frank Krejci..................................         40           *            40           --         --
Harold M. Stratton II.........................    188,240         3.3        31,183       11,169(10)     22
Michael R. Elliott............................     60,026         1.1            --           --         30
Patrick J. Hansen.............................         --          --            --           --         --
Gerald L. Peebles.............................     39,360           *            --           --        193
All directors and executive officers as a
  group (9 persons)...........................    405,452         7.0        52,698       11,169        256

-------------------------
  *  Less than 1%.

 (1) Includes the rights of the following persons to acquire shares pursuant to the exercise of currently vested stock options: Mr. Stratton -- 145,866 shares; Mr. Cahill -- 96,300 shares; Mr. Peebles -- 39,167 shares; Mr. Elliott -- 59,996 shares; and all directors and executive officers as a group -- 341,329 shares.

 (2) All shares are held in the Employee Savings and Investment Plan Trust.

 (3) The State of Wisconsin Investment Board, P.O. Box 7842, 121 East Wilson Street, Madison, Wisconsin 53707, filed a Schedule 13G dated February 6, 1996, as amended by a Schedule 13G/A dated January 21, 1997, a Schedule 13G/A dated January 20, 1998 and a Schedule 13G/A dated February 2, 1999, reporting that as of February 2, 1999 it was the beneficial owner of 440,600 shares of Common Stock, with sole voting and investment power as to all of such shares.

 (4) First Union Corporation, One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0137, filed a Schedule 13G dated February 3, 1997, as amended by a Schedule 13G/A dated

     February 11, 1998 and a Schedule 13G/A dated February 11, 1999, reporting that as of February 11, 1999 it was the beneficial owner of 340,222 shares of Common Stock. The shares of Common Stock beneficially owned by First Union Corporation include 323,022 shares as to which First Union Corporation has sole voting power, 17,200 shares as to which First Union Corporation has shared voting power, 322,000 shares as to which First Union Corporation has sole investment power and 18,222 shares as to which First Union Corporation has shared investment power.

 (5) Heartland Advisors, Inc. ("Heartland"), 790 North Milwaukee Street, Milwaukee Wisconsin 53202, filed a Schedule 13G dated February 12, 1997, as amended by a Schedule 13G/A dated February 2, 1998 and a Schedule 13G/A dated February 9, 1999, reporting that as of February 9, 1999 it was the beneficial owner of 636,500 shares of Common Stock. The shares of Common Stock beneficially owned by Heartland include 132,700 shares as to which Heartland has sole voting power and 636,500 shares as to which Heartland has sole investment power.

 (6) FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, filed a
     Schedule 13G dated February 12, 1999, reporting that as of February 12, 1999 it was the beneficial owner of 442,600 shares of Common Stock, with sole investment power as to all of such shares.

 (7) The Prudential Insurance Company of America ("Prudential"), 751 Broad Street, Newark, New Jersey 07102-3777, filed a Schedule 13G dated February 6, 1997, as amended by a Schedule 13G/A dated February 9, 1998 and a
     Schedule 13G/A dated January 27, 1999, reporting that as of January 27, 1999 it was the beneficial owner of 500,000 shares of Common Stock. The shares of Common Stock beneficially owned by Prudential include 136,600 shares as to which Prudential has sole voting and investment power and 363,400 shares as to which Prudential has shared voting and investment power.

 (8) Investment Counselors of Maryland, Inc., 803 Cathedral Street, Baltimore, Maryland 21201, filed a Schedule 13G dated March 2, 1999, reporting that as of March 2, 1999 it was the beneficial owner of 295,000 shares of Common Stock, with sole voting and investment power as to all of such shares.

 (9) PRIMECAP Management Company ("PRIMECAP"), 225 South Lake Avenue, Suite 400, Pasadena, California 91101-3005, filed a Schedule 13G dated June 17, 1999, reporting that as of June 17, 1999 it was the beneficial owner of 348,600 shares of Common Stock. The shares of Common Stock beneficially owned by PRIMECAP include 188,600 shares as to which PRIMECAP has sole voting and investment power, and 160,000 shares as to which PRIMECAP has shared investment power.

(10) Includes 10,100 shares held in trust as to which Mr. Stratton is co-trustee and beneficiary, 169 shares owned by Mr. Stratton's spouse and 900 shares as to which Mr. Stratton is custodian on behalf of his children.

     The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Corporation's equity securities. The rules promulgated by the Commission under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the Commission pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation's directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% shareholders have filed with the Commission on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except that Mr. Harrod filed reports in September 1999 to report his appointment as an officer of the Corporation in November 1998 and an option grant during fiscal 1999.

                               PERFORMANCE GRAPH

     The chart below shows a comparison of the cumulative return since February 27, 1995 had $100 been invested at the close of business on February 27, 1995 in each of the Common Stock, the Nasdaq Composite Index (all issuers), and the Dow Jones Auto Parts and Equipment Index.

                      CUMULATIVE TOTAL RETURN COMPARISON*
                    THE CORPORATION VERSUS PUBLISHED INDICES
   (NASDAQ COMPOSITE INDEX AND THE DOW JONES AUTO PARTS AND EQUIPMENT INDEX)

                                                                                                        DOW JONES AUTO PARTS AND
                                                    THE CORPORATION**        NASDAQ COMPOSITE INDEX          EQUIPMENT INDEX
                                                    -----------------        ----------------------     ------------------------
2/27/95                                                  100.00                      100.00                      100.00
6/30/95                                                   94.00                      119.00                      110.00
6/28/96                                                  137.00                      152.00                      127.00
6/27/97                                                  160.00                      185.00                      157.00
6/26/98                                                  235.00                      241.00                      180.00
6/25/99                                                  277.00                      325.00                      168.00

 * Total return assumes reinvestment of dividends.

** The closing price of the Common Stock on February 27, 1995 was $13.00, the closing price on June 30, 1995 was $12.25, the closing price on June 28, 1996 was $17.75, the closing price on June 27, 1997 was $20.75, the closing price on June 26, 1998 was $30.47 and the closing price on June 25, 1999 was $36.00.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Compensation Committee (the "Committee"), which is comprised of three outside directors of the Corporation, is responsible for considering and approving compensation arrangements for senior management of the Corporation, including the Corporation's executive officers and the chief executive officer. The objectives of the Committee in establishing compensation arrangements for senior management are to: (i) attract and retain key executives who are important to the continued success of the Corporation; and (ii) provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders' investment.

     The primary components of the Corporation's executive compensation program are (i) base salary, (ii) incentive compensation bonuses and (iii) stock options.

     The Committee believes that:

     - The Corporation's incentive plans provide strong incentives for management to increase shareholder value;

     - The Corporation's pay levels are appropriately targeted to attract and retain key executives; and

     - The Corporation's total compensation program is a cost-effective strategy to increase shareholder value.

BASE SALARIES

     Executive officers' base salaries are reviewed annually by the Committee, based on level of responsibility and individual performance. It is the Corporation's objective that base salary levels, in the aggregate, be at competitive salary levels. In fixing competitive base salary levels, the Committee used a survey of a broad group of domestic industrial organizations from all segments of industry. From this survey, the Committee determined a competitive salary level for fiscal 1999 for each executive officer position near the average derived from the survey for positions with similar responsibilities at companies with a similar level of sales, also taking into account additional factors such as the executive officer's performance. Because the survey was based on industry-wide studies, the companies in the survey do not correspond to the companies that make up the Dow Jones Auto Parts and Equipment Index, which is used by the Corporation as the published industry index for comparison in the Performance Graph on page 6.

INCENTIVE BONUSES

     The Corporation maintains an Economic Value Added ("EVA") Plan for Executive Officers and Senior Managers (the "EVA Plan"), the purpose of which is to provide incentive compensation to certain key employees, including all executive officers, in a form which relates the financial reward to an increase in the value of the Corporation to its shareholders. In general, EVA is the net operating profit after taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of the Corporation's capital. The Corporation believes that EVA improvement is the financial performance measure most closely correlated with increases in shareholder value.

     For fiscal 1999, the amount of bonus which a participant was entitled to earn was derived from a Company Performance Factor and from an Individual Performance Factor. The Company Performance Factor was determined by reference to the financial performance of the Corporation relative to a targeted cash-based return on capital established by the Committee, which is intended to approximate the Corporation's weighted cost of capital. The Individual Performance Factor was determined by reference to the level of attainment of certain quantifiable and non-quantifiable company or individual goals which contribute to increasing the value of the Corporation to its shareholders. Individual Target Incentive Awards under the EVA Plan range from 75% of base compensation for the Chairman of the Board and Chief Executive Officer to 35% of base compensation for other officers for fiscal 1999. Mr. Stratton's fiscal 1999 bonus equals 162% of his Target Incentive Award.

     The EVA Plan provides the powerful incentive of an uncapped bonus opportunity, but also uses a "Bonus Bank" to ensure that significant EVA improvements are sustained before significant bonus awards are paid out. The Bonus Bank feature applies to those participants determined by the Committee to be "Executive Officers" under the EVA Plan. All of the named executive officers have been designated Executive Officers for fiscal 1999. Each year, any accrued bonus in excess of 125% of the target bonus award is added to the outstanding Bonus Bank balance. The bonus paid is equal to the accrued bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the Bonus Bank balance at the end of the year. Thus, significant EVA improvements must be sustained for several years to ensure full payout of the accrued bonus. A Bonus Bank account is considered "at risk" in the sense that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding Bonus Bank balance. In the event the outstanding Bonus Bank balance at the beginning of the year is negative, the bonus paid is limited to the accrued bonus up to a maximum of 75% of the target bonus. The executive is not expected to repay negative balances. On termination of employment due to death, disability or retirement or by the Corporation without cause, the available balance in the Bonus Bank will be paid to the terminating executive or his designated beneficiary or estate. Executive officers who voluntarily leave to accept employment elsewhere or who are terminated for cause will forfeit any positive available balance.

STOCK INCENTIVE PLAN

     In 1994, the Corporation established the STRATTEC SECURITY CORPORATION Stock Incentive Plan ("Incentive Plan"). The Incentive Plan authorizes the Committee to grant to officers and other key employees stock incentive awards in the form of one or any combination of the following: stock options, stock appreciation rights, deferred stock, restricted stock and stock purchase rights. During fiscal 1999, the Committee granted options to purchase Common Stock to the executives as shown in the Summary Compensation Table.

     On August 24, 1999, after publication of financial results for fiscal 1999, the Committee granted leveraged stock options (LSOs) to 15 key employees, including options to purchase 25,550 shares to Mr. Stratton, options to purchase 17,613 shares to Mr. Cahill, options to purchase 6,504 shares to Mr. Elliott, options to purchase 6,364 shares to Mr. Peebles and options to purchase 4,068 shares to Mr. Hansen, based on the amount of incentive bonus under the EVA Plan earned for fiscal 1999. The method of calculating the number of options granted to each executive, and the method of determining their exercise price, is set forth in the EVA Plan and Incentive Plan. These leveraged stock options have an exercise price of $45.79 per share and provide a form of option grant that simulates a stock purchase with 10:1 leverage. The number of leveraged options granted to Mr. Stratton for fiscal 1999 was determined in the manner described and was based on his incentive bonus for fiscal 1999.

     The maximum aggregate number of LSOs to be granted each year is 80,000. If the Total Bonus Payout under EVA produces more than 80,000 LSOs in any year, LSOs granted for that year will be reduced pro-rata based on proportionate Total Bonus Payouts under the EVA Plan. The amount of any such reduction shall be carried forward to subsequent years and invested in LSOs to the extent the annual limitation is not exceeded in such years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation awarded to Mr. Stratton reflects the basic philosophy generally discussed above that compensation be based on Corporation and individual performance.

     The Committee determined Mr. Stratton's base salary for fiscal 1999 based on the compensation survey and annual review described above. With respect to the EVA Plan and the Stock Incentive Plan, Mr. Stratton's awards for fiscal 1999 were determined in the same manner as for all other participants in these plans.

                                          COMPENSATION COMMITTEE:

                                          Frank J. Krejci
                                          Michael J. Koss
                                          Robert Feitler

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The table which follows sets forth certain information for the years indicated below concerning the compensation paid by the Corporation to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers in fiscal 1999 (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                     ANNUAL               COMPENSATION
                                                  COMPENSATION        ---------------------
                                    FISCAL   ----------------------   SECURITIES UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)   BONUS ($)    OPTIONS/SARS (#)(1)    COMPENSATION ($)
   ---------------------------      ------   ----------   ---------   ---------------------   ----------------
Harold M. Stratton II,............   1999     240,000      269,071            25,550              6,127(2)
Chairman of the Board and Chief      1998     220,648      242,920            26,805              4,995(2)
Executive Officer                    1997     205,000      174,558            26,549              4,172(2)
John G. Cahill,...................   1999     202,500      185,839            17,613              6,273(3)
President and Chief Operating        1998     178,811      157,667            17,399              5,469(3)
Officer                              1997     166,400      108,493            16,501              5,098(3)
Gerald L. Peebles,................   1999     120,958       67,360             6,364              4,876(4)
Vice President-General Manager       1998     113,488       64,080             7,071              4,722(4)
Strattec de Mexico                   1997     112,000       43,198             6,570              4,464(4)
Michael R. Elliott,...............   1999     126,500       69,416             6,504              3,972(5)
Vice President-Global Market         1998     117,048       65,311             7,207              2,918(5)
Development                          1997     111,200       47,288             7,192              3,209(5)
Patrick J. Hansen,................   1999     109,458       42,105             4,068              4,517(7)
Vice President, Chief Financial
Officer, Secretary and
Treasurer(6)

-------------------------
(1) For fiscal 1997, all amounts are leveraged stock options granted on August 20, 1997 based on executive performance for fiscal 1997. For fiscal 1998, all amounts are leveraged stock options granted on August 25, 1998 based on executive performance for fiscal 1998. For fiscal 1999, all amounts are leveraged stock options granted on August 24, 1999 based on executive performance for fiscal 1999.

(2) For fiscal 1997, includes $3,650 in matching contributions to the Corporation's Savings and Investment Plan (the "Plan") for the executive officer and includes $522 of taxable employer paid group term life insurance. For fiscal 1998, includes $3,435 in matching contributions to the Plan for the executive officer and includes $1,560 of taxable employer paid group term life insurance. For fiscal 1999, includes $3,667 in matching contributions to the Plan for the executive officer and includes $2,460 of taxable employer paid group term life insurance.

(3) For fiscal 1997, includes $4,846 in matching contributions to the Plan, and includes $252 of taxable employer paid group term life insurance. For fiscal 1998, includes $4,918 in matching contributions to the Plan for the executive officer and includes $551 of taxable employer paid group term life insurance. For fiscal 1999, includes $5,561 in matching contributions to the Plan for the executive officer and includes $712 of taxable employer paid group term life insurance.

(4) For fiscal 1997, includes $3,357 in matching contributions to the Plan, and includes $1,107 of taxable employer paid group term life insurance. For fiscal 1998, includes $3,274 in matching contributions to the Plan for the executive officer and includes $1,448 of taxable employer paid group term life insurance. For fiscal 1999, includes $3,158 in matching contributions to the Plan for the executive officer and includes $1,718 of taxable employer paid group term life insurance.

(5) For fiscal 1997, includes $2,903 in matching contributions to the Plan, and includes $306 of taxable employer paid group term life insurance. For fiscal 1998, includes $2,576 in matching contributions to the Plan for the executive officer and includes $342 of taxable employer paid group term life insurance. For fiscal 1999, includes $3,568 in matching contributions to the Plan for the executive officer and includes $404 of taxable employer paid group term life insurance.

(6) Mr. Hansen was appointed as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company in February 1999.

(7) For fiscal 1999, includes $4,243 in matching contributions to the Plan for the executive officer and includes $274 of taxable employer paid group term life insurance.

STOCK OPTIONS

     The Incentive Plan approved by shareholders provides for the granting of stock options with respect to Common Stock.

     The following tables set forth further information relating to stock options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL
                                                                                              REALIZABLE VALUE
                                                                                                 AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                            NUMBER OF       % OF TOTAL                                        APPRECIATION FOR
                            SECURITIES     OPTIONS/SARS                                            OPTION
                            UNDERLYING      GRANTED TO                                           TERM ($)(2)
                           OPTIONS/SARS    EMPLOYEES IN   EXERCISE PRICE     EXPIRATION       -----------------
          NAME            GRANTED (#)(1)   FISCAL YEAR       ($ / SH)           DATE          5%          10%
          ----            --------------   ------------   --------------     ----------       --          ---
Harold M. Stratton II....     26,805           31.5           37.88        August 25, 2003    --        225,698
John G. Cahill...........     17,399           20.5           37.88        August 25, 2003    --        146,500
Gerald L. Peebles........      7,071            8.3           37.88        August 25, 2003    --         59,538
Michael R. Elliott.......      7,207            8.5           37.88        August 25, 2003    --         60,683
Patrick J. Hansen........      3,565            4.2           37.88        August 25, 2003    --         30,017

-------------------------
(1) The foregoing options are exercisable beginning on the third anniversary of the date of grant and terminate on the fifth anniversary of the date of grant.

(2) The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the Commission, and therefore are not intended to forecast possible future appreciation, if any, in the Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES*

                                                                 NUMBER OF                     VALUE OF
                                                           SECURITIES UNDERLYING       UNEXERCISED IN-THE-MONEY
                                                         UNEXERCISED OPTIONS/SARS            OPTIONS/SARS
                        SHARES ACQUIRED      VALUE         AT FISCAL YEAR END(#)         AT FISCAL YEAR END($)
         NAME           ON EXERCISE(#)    REALIZED($)   (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
         ----           ---------------   -----------   ---------------------------   ---------------------------
Harold M. Stratton
  II..................           --              --           145,866/53,354               3,143,347/106,727
John G. Cahill........           --              --           103,300/33,900                2,246,900/66,334
Gerald L. Peebles.....       10,000         212,500            39,467/13,641                  845,938/26,411
Michael R. Elliott....        1,000          18,250            59,996/14,399                1,331,289/28,912
Patrick J. Hansen.....        1,899          22,256              3,490/7,086                   56,957/14,154

-------------------------
* No SARs are outstanding. Options at fiscal year end exclude leveraged stock options granted on August 24, 1999, based on executive performance for fiscal 1999.

RETIREMENT PLAN AND SUPPLEMENTAL PENSION PLAN

     The Corporation maintains a defined benefit retirement plan (the "Retirement Plan") covering all executive officers and substantially all other employees in the United States. Under the Retirement Plan, nonbargaining unit employees receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee's average of the highest 5 years of compensation during the last 10 calendar years of service prior to retirement multiplied by the number of years of credited service, with an offset of 50% of Social Security (prorated if years of credited service are less than 30). Compensation under the Retirement Plan includes the compensation as shown in the Summary Compensation Table under the heading "Salary and Bonus," subject to a maximum compensation amount set by law ($160,000 in 1999).

     Executive officers participate in a program which supplements benefits under the Retirement Plan. Under the Supplemental Executive Retirement Plan (the "Supplemental Pension Plan"), executive officers are provided with additional increments of (a) 0.50% of compensation (as limited under the Retirement Plan) per year of credited service over the benefits payable under the Retirement Plan to nonbargaining unit employees and (b) 2.1% of the compensation exceeding the Retirement Plan dollar compensation limit per year of credited service.

     A Rabbi trust has been created for deposit of the aggregate present value of the benefits described above for executive officers.

     The following table shows total estimated annual benefits payable from the Retirement Plan and the unfunded Supplemental Pension Plan to executive officers upon normal retirement at age 65 at specified compensation and years of service classifications calculated on a single life basis and adjusted for the projected Social Security offset:

                                                                ANNUAL PENSION PAYABLE FOR LIFE
AVERAGE ANNUAL COMPENSATION                                AFTER SPECIFIED YEARS OF CREDITED SERVICE
  IN HIGHEST 5 OF LAST 10                         -----------------------------------------------------------
 CALENDAR YEARS OF SERVICE                        10 YEARS         20 YEARS         30 YEARS         40 YEARS
---------------------------                       --------         --------         --------         --------
         $100,000................................ $ 18,300         $ 36,700         $ 55,000         $ 70,000*
         150,000................................    28,800           57,700           86,500          105,000*
         200,000................................    39,300           78,700          118,000          140,000*
         250,000................................    49,800           99,700          149,500          175,000*
         300,000................................    60,300          120,700          181,000          210,000*
         350,000................................    70,800          141,700          212,500          245,000*
         400,000................................    81,300          162,700          244,000          280,000*
         450,000................................    91,800          183,700          275,500          315,000*
         500,000................................   102,300          204,700          307,000          350,000*

-------------------------
* Figures reduced to reflect the maximum limitation under the plans of 70% of compensation.

     The above table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Corporation's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

EMPLOYMENT AGREEMENTS

     Each executive officer of the Corporation has signed an employment agreement which extended through June 30, 1999, with a one-year automatic extension upon each anniversary date, unless either party gives 30 days' notice that the agreement will not be further extended. Under the agreement, the officer agrees to perform the duties currently being performed in addition to other duties that may be assigned from time to time. The Corporation agrees to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees of the Corporation in comparable positions.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     Each executive officer of the Corporation has signed a change in control employment agreement which guarantees the employee continued employment following a "change in control" on a basis equivalent to the employee's employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change in control. The Corporation currently has such agreements with the five named executive officers. Such agreements become effective only upon a defined change in control of the Corporation, or if the employee's employment is terminated upon, or in anticipation of such a change in control, and automatically supersede any existing employment agreement. Under the agreements, if during the employment term (three years from the change in control) the employee is terminated other than for "cause" or if the employee voluntarily terminates his employment for good reason or during a 30-day window period one year after a change in control, the employee is entitled to specified severance benefits, including a lump sum payment of three times the sum of the employee's annual salary and bonus and a "gross-up" payment which will, in general, effectively reimburse the employee for any amounts paid under federal excise taxes.

                                    AUDITORS

     Arthur Andersen LLP served as independent auditors for the purpose of auditing the financial statements of the Corporation for fiscal 1999. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. The Audit Committee will not choose independent auditors for fiscal 2000 until after the Annual Meeting.

                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                            COMMISSION ON FORM 10-K

     The Corporation is required to file an annual report, called a Form 10-K, with the Commission. A copy of Form 10-K for the fiscal year ended June 27, 1999 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written request should be directed to Patrick J. Hansen, Office of the Corporate Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 2000 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation's principal offices in Milwaukee, Wisconsin no later than May 24, 2000 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after July 28, 2000 and the Corporation will not be required to present any such proposal at the 2000 Annual Meeting of Shareholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2000 Annual Meeting of Shareholders will have the right to exercise discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

     The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          STRATTEC SECURITY CORPORATION

                                          Patrick J. Hansen, Secretary

Milwaukee, Wisconsin
September 21, 1999

                                      PROXY

                          STRATTEC SECURITY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harold M. Stratton II and John G. Cahill, or either one of them, with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION to be held on October 26, 1999 at 2:00 p.m., local time, at the Manchester East Hotel, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.


1.   ELECTION OF DIRECTORS (terms expiring at the 2002 Annual Meeting)

     [ ]  FOR all nominees listed below      [ ]  WITHHOLD UTHORITY
          (except as marked to the                to vote for all nominees
          contrary below)                         listed below

                       MICHAEL J. KOSS AND JOHN G. CAHILL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

----------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                           (continued on reverse side)

PROXY NO.                               NO. OF SHARES

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

                                   DATED:                     , 1999
                                           -------------------


                                   ------------------------------------
                                   (SIGNATURE OF SHAREHOLDER)


                                   ------------------------------------
                                   (SIGNATURE IF JOINTLY HELD)

                                   If signing as attorney, executor,
                                   administrator, trustee or guardian, please add you full title as such. If shares are held by two or more persons, all holders must sign the Proxy.













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